Exhibit 5.2

Direct: 410.659.4509	Direct Fax: 410.659.4599
August 8, 2008
First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
Ladies and Gentlemen:
     This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto (collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 5,000,000 shares of common stock of the Company, par value $.01 per share (collectively, the “Securities”), to be offered from time to time by the Company on the terms provided in the Registration Statement, including without limitation, the Dividend Reinvestment and Direct Stock Purchase Plan as set forth therein (the “Plan”). Terms used but not defined herein shall have the meanings given to them in the Registration Statement.
     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended to date;

(c)	records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted February 28, 2007 by the Board of Directors of the Company (collectively, the “Authorizing Resolutions”);

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated August 7, 2008; and

(e)	the Registration Statement.
     With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

First Industrial Realty Trust, Inc.
August 7, 2008

     We have further assumed that (i) prior to issuance of the Securities, valid consideration for the Securities has been received in full; (ii) the Registration Statement will have become effective; and (iii) all Securities purchased pursuant to the Plan that are or will be acquired in the open market or in negotiated transactions with third parties (as described in the Plan) have been the subject of a legal opinion issued prior to the date hereof by McGuireWoods LLP to the effect that such Securities were, when issued, duly authorized, validly issued, fully-paid and non-assessable.
     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.
     Based upon the foregoing, we are of the opinion that the Securities, when issued in book entry form in accordance with the Authorizing Resolutions and sold or otherwise issued as described in the Registration Statement including, without limitation, the Plan, are duly authorized, validly issued, fully-paid and non-assessable.
     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, and that additional action will be taken by the Company to effect the issuance or acquisition of the Securities.
     This opinion may be relied upon by the firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP with respect to that firm’s opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ McGuireWoods LLP